SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 4, 2010, Mr. James Mead and the Company mutually agreed that Mr. Mead’s employment as Executive Vice President and Chief Financial Officer of Strategic Hotels & Resorts, Inc. (the “Company”), would terminate, effective March 8, 2010. A copy of the press release reporting Mr. Mead’s termination of employment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c) On March 9, 2010, the board of directors of the Company appointed Ms. Diane M. Morefield to serve as Executive Vice President and Chief Financial Officer of the Company, effective April 12, 2010, pursuant to an offer letter agreement (the “Offer Letter”), described below.

Ms. Morefield, age 51, has both public and private company experience as a senior financial executive. From December 2009 through present, Ms. Morefield has served as a Senior Consultant at CTS Holdings, Inc., a business advisory and project management firm focused on finance, IT and supply-chain integration across various industries. Ms. Morefield served as Chief Financial Officer of Equity International (EI), a privately held investment company focused exclusively on real-estate related businesses operating outside the United States, from November 2007 through June 2009. During this time, Ms. Morefield was responsible for financial reporting, investor relations, portfolio management, treasury, and was actively involved in significant capital raising. From April 2007 through October 2007, Ms. Morefield served as Chief Financial Officer of Joseph Freed & Associates, LLC, a family owned privately held real estate development company specializing in retail, residential and mixed-use developments. She was responsible for accounting, finance, treasury, information technology and human resources for the firm with approximately 150 employees and over $3 billion in real estate assets in operation or under development. From July 1997 to September 2006 Ms. Morefield was employed by Equity Office Properties Trust, the largest publicly traded office real estate investment trust and owner of office buildings in the United States with revenues of approximately $3.3 billion and a total capitalization of approximately $30 billion. She most recently served as a Senior Vice President for the company’s Midwest region where she was responsible for the overall business strategy, financial performance, operations, management and leasing activity for the region with total revenues of over $450 million, a portfolio size of 19.5 million square feet and 300 employees. A copy of the press release reporting the appointment of Ms. Morefield is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Offer Letter, dated as of March 9, 2010, Ms. Morefield is entitled to an annual compensation package comprised of the following elements: (a) an annual base salary of $370,000, paid in bi-weekly installments as earned and, (b) eligibility for an annual bonus with a target of 75% of base salary (“Target Bonus”), with a threshold bonus of 50% of Target Bonus and a maximum bonus of 150% of Target Bonus. Additionally, Ms. Morefield will be awarded 85,000 Restricted Stock Units (“RSUs”) that vest pro-rata annually over a 3 year period and will be eligible for an annual award of RSUs at such time as they are granted to other eligible employees and provided the Company’s Amended and Restated 2004 Incentive Plan, or a successor plan thereof, continues to have sufficient units for grant.

Moreover, pursuant to the Offer Letter, Ms. Morefield will be awarded 90,000 units in the Company’s Value Creation Plan, which is the equivalent to a pay-out of 0.225% of the Company’s market capitalization in 2012, provided certain hurdles, terms and conditions of the

Value Creation Plan are satisfied. The Company will provide Ms. Morefield with written severance protections consistent with the Company’s other Band 1 employees, other than the Chief Executive Officer.

The Offer Letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter.

(e) In connection with Mr. Mead’s termination of employment as executive vice president and chief financial officer of the Company, discussed above in Item 5.02(b) of this Current Report on Form 8-K, the Company entered into a separation agreement, dated as of March 9, 2010 (the “Separation Agreement”) with Mr. Mead. Pursuant to the Separation Agreement, Mr. Mead and the Company mutually agreed that Mr. Mead’s employment with Strategic Hotel Funding, L.L.C., including its current and former parents, subsidiaries and affiliated entities and their respective current and former successors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively, “Strategic Funding”) would terminate effective March 8, 2010 (the “Termination Date”).

The Separation Agreement provides that Strategic Funding will pay Mr. Mead his base salary, less applicable tax withholdings and other customary deductions through the Termination Date, as well as a lump-sum payment representing the value of accrued, unused vacation days as well as reimbursements for unreimbursed business expenses incurred prior to the Termination Date. Mr. Mead will continue to be covered by any director and officer indemnification and/or insurance coverage in effect for officers of Strategic Funding on a basis no less favorable than that which applies to any other senior officer.

Also pursuant to the Separation Agreement, Strategic Funding will provide the severance pay described in the employment agreement by and between Mr. Mead and the Company, dated as of November 29, 2004, as subsequently amended as of February 13, 2007, November 14, 2008 and December 17, 2008, (collectively the “Employment Agreement”), which the parties agree is the gross sum of $815,820, less applicable tax withholdings and deductions and will pay such severance payment in monthly installments throughout 2010.

As more fully described in the Separation Agreement, certain of Mr. Mead’s unvested stock units and options will be treated as vested as of the Termination Date and Mr. Mead will forfeit all rights to any payments under the Value Creation Plan. Mr. Mead’s vested options shall expire on June 6, 2010, or if prohibited from selling because of blackout periods or other securities law issues through June 6, 2010, then such options shall expire on September 4, 2010. Also pursuant to the Separation Agreement, Mr. Mead releases and discharges the Company from all debts and claims against the Company.

The Separation Agreement is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 9, 2010.
99.2	Offer Letter, dated as of March 9, 2010, by and between Ms. Diane M. Morefield and Strategic Hotels & Resorts, Inc.
99.3	Separation Agreement, dated as of March 9, 2010, by and between Mr. James Mead and Strategic Hotel Funding L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula C. Maggio
Name:	Paula C. Maggio
Title:	Senior Vice President, General Counsel

Date: March 9, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 9, 2010.
99.2	Offer Letter, dated as of March 9, 2010, by and between Ms. Diane M. Morefield and Strategic Hotels & Resorts, Inc.
99.3	Separation Agreement, dated as of March 9, 2010, by and between Mr. James Mead and Strategic Hotel Funding L.L.C.